Exhibit 24

                                POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Medtronic, Inc., a Minnesota corporation, hereby constitutes and appoints WILLIAM W. GEORGE and RONALD E. LUND, or either of them, their true and lawful attorneys-in-fact and agents, each with full power and authority to act as such without the other, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to do any and all acts and things and to execute any and all instruments that any of said attorneys and agents may deem necessary or advisable in connection with Medtronic's acquisition of AneuRx, Inc. ("AneuRx") to enable the shareholders of AneuRx receiving Medtronic common stock in connection with such acquisition (including but not limited to option holders under the AneuRx Incentive Stock Option Plan, as amended, who will receive Medtronic common stock upon any exercise of options under such plan) to receive registered Medtronic common stock or to resell such Medtronic common stock in compliance with the Securities Act of 1933, as amended, with any regulations, rules or requirements of the Securities and Exchange Commission thereunder, and with any state Blue Sky laws or regulations in connection therewith, including specifically, but without limiting the generality of the foregoing, power and authority to sign the names of the undersigned to the Registration Statement on Form S-3 (or other appropriate Form) and the Registration Statement on Form S-8 therefor, to any amendment to such Registration Statements, and to any instrument or document filed with said Commission as a part of or in connection with such Registration Statements or any amendment thereto; and the undersigned hereby ratify and confirm all that said attorneys and agents, or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

     IN  WITNESS  WHEREOF,   the  undersigned  have  subscribed  their  presents
effective as of the 2nd day of May, 1996.

By /s/ F. Caleb Blodgett                       By /s/ Glen D. Nelson, M.D.
   F. Caleb Blodgett                              Glen D. Nelson, M.D.

By /s/ Arthur D. Collins, Jr.                  By /s/ Robert L. Ryan
   Arthur D. Collins, Jr.                         Robert L. Ryan

By /s/ Gary L. Ellis                           By /s/ Richard L. Schall
   Gary L. Ellis                                  Richard L. Schall

By /s/ William W. George                       By /s/ Jack W. Schuler
   William W. George                              Jack W. Schuler

By /s/ Antonio M. Gotto, Jr., M.D.             By /s/ Gerald W. Simonson
   Antonio M. Gotto, Jr., M.D.                    Gerald W. Simonson

By /s/ Bernadine P. Healy, M.D.                By /s/ Gordon M. Sprenger
   Bernadine P. Healy, M.D.                       Gordon M. Sprenger

By /s/ Vernon H. Heath                         By /s/ Richard A. Swalin, Ph.D.
   Vernon H. Heath                                Richard A. Swalin, Ph.D.

By /s/ Thomas E. Holloran                      By /s/ Winston R. Wallin
   Thomas E. Holloran                             Winston R. Wallin